Exhibit 99.3

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Christy M. Chanslor
Investor Relations
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Initiates Quarterly Cash Dividend and

Authorizes 2 Million Share Stock Repurchase Program

San Francisco, CA, March 20, 2006 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that its Board of Directors has authorized the initiation of a quarterly cash dividend and the repurchase of up to 2 million additional shares of the Company’s common stock.

This quarterly cash dividend is the first cash dividend ever declared by the Company. The dividend will be initiated at $0.10 per common share and is payable on May 24, 2006 to shareholders of record as of the close of business on April 26, 2006. The aggregate quarterly dividend is estimated at approximately $11.5 million based on the current number of outstanding common shares. The indicated annual cash dividend, subject to capital availability, is $0.40 per common share or approximately $46 million in fiscal year 2006 based on the current number of common shares outstanding.

Howard Lester, Chairman, commented, “We are very proud of our financial and operational performance over the last several years and believe it highlights what is unique about our Company – the strength of our brands, the power of our multi-channel strategy, and the competitive advantages we have created with our supply chain network. Reflecting upon the consistency of this performance, it should be no surprise that we are approaching the future with great confidence – not only from a long-term growth and profit-enhancement perspective, but also from a free cash flow point of view. Based on this confidence, our strong cash position today, and a projected cash flow that exceeds the funding requirements of our future growth, we believe this is an ideal time to begin returning capital to our shareholders in the form of a quarterly cash dividend, in addition to our ongoing share repurchase programs.”

The share repurchase program authorizes the purchase of an additional 2 million shares of the Company’s common stock through open market and privately negotiated transactions, at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability, and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice. Between January 2003 and February 2006, the Company repurchased a total of 8,500,000 shares at an approximate cost of $282 million.

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There are no shares remaining to be purchased under previously authorized share repurchase programs. As of February 26, 2006, there were approximately 114,769,000 common shares outstanding.

☐    FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the cash dividend and share repurchase programs, long-term growth, profit enhancement, and projected cash flow.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include changes in tax laws applicable to cash dividends or share repurchases; new interpretations of current accounting rules; our ability to successfully transition the Hold Everything merchandise strategies; changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2005 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

☐    ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing seven distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm, Williams-Sonoma Home, and Hold Everything – are marketed through 570 stores, eight mail order catalogs and six e-commerce websites.

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